Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman & Chief Executive Officer
April 22, 2009		or
Mark Wendel,
EVP & Chief Financial Officer
703-584-3400

CARDINAL REPORTS INCREASED FIRST QUARTER EARNINGS

ASSET QUALITY REMAINS EXCELLENT, LOANS GREW 13% AND CAPITAL CONTINUES TO BE STRONG

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported earnings of $2.2 million, or $0.09 per diluted share, for the three month period ended March 31, 2009.   This compares to net income of $2.0 million, or $0.08 per diluted share, for the same period of 2008.

Selected Highlights

•                  Asset quality continues to be excellent.  Non accrual loans were 0.31% of total assets, and annualized net loan charge offs during the quarter were 0.15% of loans outstanding.

•                  Loans grew 13%, an increase of $130 million compared to March 31, 2008.

•                  Deposits grew 6.2%, compared to March 31, 2008. Non-interest bearing deposits increased 18.6% versus a year ago.

•                  Consolidated assets at period-end were $1.79 billion versus $1.69 billion one year earlier, an increase of 6.0%.

•                  Net income increased 6.2% over the same period of 2008.  Compared to the year ago quarter, net interest income increased to $10.6 million from $10.3 million.  The net interest margin was 2.61% versus 2.62% in the fourth quarter of 2008.

•                  The Company continues to be “well-capitalized” exceeding all regulatory standards.  Total risk-based capital to risk based assets was 12.60%.  As previously reported, the company was approved for the Treasury’s Capital Purchase Program but chose to decline the opportunity to participate.

For the quarter ended March 31, 2009, net income from the Company’s commercial banking operations was $1.7 million versus net income of $2.2 million for the same quarter in 2008.  Net interest income increased from $10.0 million in the year ago quarter to $10.1 million.  Non-interest income for the comparable quarters was $1.1 million in 2008 versus $1.3 million in 2009.  Non-interest expense at the Bank was $7.9 million for the quarter, a slight increase of 3% over the comparable period of 2008.  The decrease in net income for the current quarter as compared to the same period last year is primarily the result of an increase in the provision for loan losses to $1.2 million from $320 thousand.  Although the quality of the Bank’s loan portfolio has remained excellent, the total allowance for loan losses was increased to 1.30% of loans outstanding primarily because of the current economic uncertainties and the overall credit environment.

At March 31, 2009, average assets of the Bank were $1.711 billion, an increase of 5% from average assets of $1.626 billion at March 31, 2008. Portfolio loans receivable grew 13% to $1.17 billion at March 31, 2009, from $1.04 billion at March 31, 2008.

The Bank’s asset growth was partially funded by a 6.2% increase in deposits, which totaled $1.21 billion at March 31, 2009 versus $1.14 billion a year earlier.  Demand deposit account balances increased by 18.6% year over year reflecting the Bank’s continued focus on generating lower funding costs.

For the first quarter of 2009, mortgage applications increased to $808 million versus $518 million in the first quarter of 2008, and the profit from our mortgage banking operations increased to $1.3 million versus $542 thousand.  Recent actions taken by the Federal Reserve to reduce interest rates have spurred an increase in mortgage activity as homeowners have reacted by applying to refinance their current mortgages and other consumers have seen an opportunity to purchase housing as it has become more affordable.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“The first quarter results reflect our continued efforts to focus on the core banking strengths of the Company.  We saw an increase in mortgage originations, commercial lending activity remained steady and the quality of our loan portfolio remained strong, reflecting Cardinal’s prudent credit underwriting standards.  Our number one priority has been and always will be to operate a safe and sound financial institution.

“We, the board and management, remain committed to our shareholders by building on our quality growth, and believe we are well positioned to maximize the strength and value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.8 billion at March 31, 2009, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 25 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with five offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

March 31, 2009,  December 31, 2008 and March 31, 2008

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	March 31, 2009	December 31, 2008	March 31, 2008	Current Year	Year Over Year
Cash and due from banks	$17,189	$14,919	$19,082	15.2%	-9.9%
Federal funds sold	60,722	31,009	20,630	95.8%	194.3%

Investment securities available-for-sale	194,210	265,356	302,225	-26.8%	-35.7%
Investment securities held-to-maturity	46,835	50,183	61,783	-6.7%	-24.2%
Total investment securities	241,045	315,539	364,008	-23.6%	-33.8%

Other investments	16,467	16,370	16,188	0.6%	1.7%
Loans held for sale	212,070	157,009	153,339	35.1%	38.3%

Loans receivable, net of fees	1,172,681	1,139,348	1,042,114	2.9%	12.5%
Allowance for loan losses	(15,303)	(14,518)	(11,858)	5.4%	29.1%
Loans receivable, net	1,157,378	1,124,830	1,030,256	2.9%	12.3%

Premises and equipment, net	16,028	16,463	17,938	-2.6%	-10.6%
Goodwill and intangibles, net	14,114	14,173	17,176	-0.4%	-17.8%
Bank-owned life insurance	33,251	33,176	32,638	0.2%	1.9%
Other assets	25,179	20,269	20,806	24.2%	21.0%

TOTAL ASSETS	$1,793,443	$1,743,757	$1,692,061	2.8%	6.0%

Non-interest bearing deposits	$147,724	$147,529	$124,561	0.1%	18.6%
Interest bearing deposits	1,062,339	1,032,315	1,015,361	2.9%	4.6%
Total deposits	1,210,063	1,179,844	1,139,922	2.6%	6.2%

Other borrowed funds	368,621	367,198	361,069	0.4%	2.1%
Mortgage funding checks	27,145	19,178	6,300	41.5%	330.9%
Escrow liabilities	2,859	1,832	2,950	56.1%	-3.1%
Other liabilities	21,942	17,699	19,037	24.0%	15.3%

Shareholders’ equity	162,813	158,006	162,783	3.0%	0.0%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,793,443	$1,743,757	$1,692,061	2.8%	6.0%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three Months Ended March 31, 2009 and 2008

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended
	March 31,
	2009	2008	% Change
Net interest income	$10,619	$10,335	2.7%
Provision for loan losses	(1,216)	(320)	280.0%
Net interest income after provision for loan losses	9,403	10,015	-6.1%

Service charges on deposit accounts	472	527	-10.4%
Loan service charges	833	310	168.7%
Investment fee income	810	900	-10.0%
Realized and unrealized gains on mortgage banking activities	3,343	2,317	44.3%
Management fee income	331	84	294.0%
Other non-interest income (loss)	(33)	473	-107.0%
Total non-interest income	5,756	4,611	24.8%

Net interest income and non-interest income	15,159	14,626	3.6%

Salaries and benefits	5,486	6,003	-8.6%
Occupancy	1,377	1,399	-1.6%
Depreciation	540	646	-16.4%
Data processing	455	442	2.9%
Telecommunications	289	234	23.5%
Other operating expense	3,890	3,099	25.5%
Total non-interest expense	12,037	11,823	1.8%
Net income before income taxes	3,122	2,803	11.4%
Provision for income taxes	953	761	25.2%
NET INCOME	$2,169	$2,042	6.2%

Earnings per common share - basic	$0.09	$0.08	6.7%
Earnings per common share - diluted	$0.09	$0.08	6.6%
Weighted-average common shares outstanding - basic	24,374,457	24,481,574	-0.4%
Weighted-average common shares outstanding - diluted	24,805,337	24,891,673	-0.3%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended
	March 31,
	2009	2008
Income Statements:
Interest income	$20,518	$23,155
Interest expense	9,899	12,820
Net interest income	10,619	10,335
Provision for loan losses	1,216	320
Net interest income after provision for loan losses	9,403	10,015
Non-interest income	5,756	4,611
Non-interest expense	12,037	11,823
Net income before income taxes	3,122	2,803
Provision for income taxes	953	761
Net income	$2,169	$2,042

	March 31, 2009	March 31, 2008
Balance Sheet Data:
Total assets	$1,793,443	$1,692,061
Loans receivable, net of fees	1,172,681	1,042,114
Allowance for loan losses	(15,303)	(11,858)
Loans held for sale	212,070	153,339
Total investment securities	241,045	364,008
Total deposits	1,210,063	1,139,922
Other borrowed funds	368,621	361,069
Total shareholders’ equity	162,813	162,783

Common shares outstanding	24,303	24,164

	March 31, 2009	March 31, 2008
Selected Average Balances:
Total assets	$1,720,379	$1,635,758
Loans receivable, net of fees	1,155,288	1,042,969
Allowance for loan losses	(14,727)	(11,802)
Loans held for sale	171,812	139,336
Total investment securities	281,401	335,747
Interest earning assets	1,647,297	1,551,362
Total deposits	1,165,295	1,115,082
Other borrowed funds	374,121	339,665
Total shareholders’ equity	161,394	161,357
Weighted Average:
Common shares outstanding - basic	24,374	24,482
Common shares outstanding - diluted	24,805	24,892

Per Common Share Data:
Basic net income	$0.09	$0.08
Fully diluted net income	0.09	0.08
Book value	6.70	6.74
Tangible Book Value (1)	6.07	5.97

Performance Ratios:
Return on average assets	0.50%	0.50%
Return on average equity	5.38%	5.06%
Net interest margin (2)	2.61%	2.69%
Efficiency ratio (3)	73.51%	79.10%
Non-interest income to average assets	1.34%	1.13%
Non-interest expense to average assets	2.80%	2.89%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees	0.15%	0.04%
Nonaccrual loans to loans receivable, net of fees	0.48%	0.00%
Nonaccrual loans to total assets	0.31%	0.00%
Total loans receivable past due 30 days or more	$2,481	$2,384
Allowance for loan losses to loans receivable, net of fees	1.30%	1.14%
Allowance for loan losses to nonperforming loans	271.43%	0.00%

Capital Ratios:
Tier 1 risk-based capital	11.53%	12.10%
Total risk-based capital	12.60%	12.99%
Leverage capital ratio	9.82%	10.15%

(1)	Tangible book value is calculated as total shareholders’ equity, excluding accumulated other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.
(2)	Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 34%.
(3)	Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three Months Ended March 31, 2009 and 2008

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	March 31, 2009		March 31, 2008
	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$170,513	4.91%	$137,047	6.87%
Real estate - commercial	489,712	6.25%	415,147	6.59%
Real estate - construction	179,708	3.93%	190,882	6.75%
Real estate - residential	206,975	5.46%	211,965	5.67%
Home equity lines	105,867	3.74%	85,169	5.45%
Consumer	2,513	5.89%	2,759	7.39%
Total loans	1,155,288	5.31%	1,042,969	6.38%

Loans held for sale	171,812	4.25%	139,336	6.11%
Investment securities - available-for-sale (1)	232,342	5.14%	265,248	5.14%
Investment securities - held-to-maturity	49,059	3.95%	70,499	4.25%
Other investments	15,633	-0.50%	14,614	5.97%
Federal funds sold (1)	23,163	0.23%	18,696	2.93%
Total interest-earning assets	1,647,297	4.98%	1,551,362	6.00%

Non-interest earning assets:
Cash and due from banks	91		8,631
Premises and equipment, net	16,307		18,280
Goodwill and intangibles, net	14,153		17,213
Accrued interest and other assets	57,258		52,074
Allowance for loan losses	(14,727)		(11,802)

TOTAL ASSETS	$1,720,379		$1,635,758

Interest-bearing liabilities:
Interest-bearing deposits	$1,031,520	2.66%	$992,674	3.78%
Other borrowed funds	374,121	3.41%	339,665	4.10%
Total interest-bearing liabilities	1,405,641	2.86%	1,332,339	3.86%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	133,775		122,408
Other liabilities	19,569		19,654

Shareholders’ equity	161,394		161,357

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,720,379		$1,635,758

NET INTEREST MARGIN (1)		2.61%		2.69%

(1)

The average yields for loans receivable, investment securities available-for-sale and fed funds sold (which includes investments in money market preferred stock) are reported on a fully taxable-equivalent basis at a rate of 34%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months Ended March 31, 2009 and 2008

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended March 31, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$10,129	$731	$—	$(241)	$—	$10,619
Provision for loan losses	1,190	26	—	—	—	1,216
Non-interest income	1,338	4,237	821	(624)	(16)	5,756
Non-interest expense	7,946	2,957	806	344	(16)	12,037
Provision for income taxes	676	683	5	(411)	—	953
Net income (loss)	$1,655	$1,302	$10	$(798)	$—	$2,169

Average Assets	$1,711,584	$169,795	$3,476	$180,774	$(345,250)	$1,720,379

At and for the Three Months Ended March 31, 2008:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$9,954	$748	$—	$(367)	$—	$10,335
Provision for loan losses	320	—	—	—	—	320
Non-interest income	1,065	2,635	900	11	—	4,611
Non-interest expense	7,714	2,556	873	680	—	11,823
Provision for income taxes	819	285	9	(352)	—	761
Net income (loss)	$2,166	$542	$18	$(684)	$—	$2,042

Average Assets	$1,625,965	$142,991	$3,724	$177,700	$(314,622)	$1,635,758